UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 15, 2017

PEAK RESORTS, INC.

(Exact name of registrant as specified in its charter)

Missouri	001-35363	43-1793922
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

17409 Hidden Valley Drive
Wildwood, Missouri		63025
(Address of principal executive offices)		(Zip Code)

(636) 938-7474

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     ☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Succession Plan

On August 16, 2017, Peak Resorts, Inc. (the “Company”) issued a press release announcing its succession plan for its Chief Financial Officer, Stephen J. Mueller. Mr. Mueller will step down from his position as the Company’s Chief Financial Officer and Secretary on October 3, 2017 and assume a new role as Executive Vice President.  In connection with this planned transition, on August 15, 2017, the Board of Directors of the Company appointed Christopher J. Bub as Vice President, Chief Financial Officer and Secretary, to take effect on October 3, 2017 upon Mr. Mueller’s transition. A copy of this press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Mr. Bub, age 38, has served as the Company’s Vice President and Chief Accounting Officer since July 2016 and will retain the Chief Accounting Officer position upon effectiveness of his transition to Chief Financial Officer. Before joining the Company as corporate controller in June 2015, he held various positions at Nortek Global HVAC (formerly NORDYNE LLC), a manufacturer of heating and cooling equipment, from 2005 through May 2015, including manager of accounting and Sarbanes-Oxley compliance, corporate controller and, most recently, senior director of finance. Before this, Mr. Bub held a variety of financial, managerial and leadership positions at The Boeing Company, the world’s largest aerospace company and leading manufacturer of commercial airplanes and defense, space and security systems, and at Deloitte & Touche, LLP, a leading professional service firm.  Mr. Bub is a registered Certified Public Accountant. He earned Bachelor of Science and Master of Accountancy degrees at the University of Missouri.

As Executive Vice President, Mr. Mueller will be responsible for assisting Mr. Bub with financial reporting matters as needed to effect a smooth transition and working on projects and assignments as directed by the President of the Company, such as evaluating and analyzing potential acquisitions and consulting with respect to the Company’s growth strategy and business planning. The terms of Mr. Mueller’s compensation in this new role are described below.

Executive Employment Agreement

On August 15, 2017, the Company and Mr. Mueller executed an Executive Employment Agreement (the “EVP Agreement”) that will govern the terms of Mr. Mueller’s compensation as Executive Vice President after stepping down from the position of Chief Financial Officer. The EVP Agreement will be effective as of October 3, 2017 and terminates on October 2, 2020 unless earlier terminated. As Executive Vice President, Mr. Mueller will receive a base salary of $225,000, $200,000 and $175,000 for the first, second and third year of the EVP Agreement, respectively. He will be eligible to participate in incentive, equity or other compensation plans on the same terms as executive officers. Any bonus shall be at the sole discretion of the Compensation Committee of the Company’s Board of Directors.

Under the EVP Agreement, the Company may terminate Mr. Mueller’s employment at any time for cause, which as defined by the EVP Agreement shall mean: (i) any conduct related to the Company involving gross negligence, gross mismanagement, or the unauthorized disclosure of confidential information or trade secrets; (ii) dishonesty or a violation of the Company’s Code of Ethics and Business Conduct that has resulted in, or reasonably could be expected to result in, a detrimental impact on the reputation, goodwill or business position of the Company; (iii) gross obstruction of business operations or illegal or disreputable conduct by Mr. Mueller that impairs, or reasonably could be expected to impair, the reputation, goodwill or business position of the Company; (iv) the commission of a felony or a crime involving moral turpitude or the entrance of a plea of guilty or nolo contedere to a felony or a crime involving moral turpitude; or (v) any action involving a material breach of the terms of the EVP Agreement that is not cured within 30 days. In the event of a termination for cause, Mr. Mueller shall be entitled to receive only his then current base salary through the date of termination.

The Company may also terminate the EVP Agreement at any time without cause. In the event of such termination without cause, Mr. Mueller shall be entitled to receive his then current base salary through the effective date of such termination. Upon execution of a mutual release, Mr. Mueller shall also be entitled to: (i) a bonus as may be determined by the Compensation Committee or Board prorated for the portion of the Company’s fiscal year through the effective date of such termination and,  if applicable, based on applying the level of achievement of the performance targets to the target bonus for the year of termination (the “Pro-Rated Bonus”); and (ii) the lesser of (A) the remaining amount of base salary due notwithstanding termination; or (B) 30 months of base salary due notwithstanding termination.  In addition, all unvested equity grants shall automatically become fully vested.

Mr. Mueller may terminate the EVP Agreement at any time for good reason, which shall mean: (i) the Company has materially breached its obligations under the EVP Agreement; (ii) the Company has decreased Mr. Mueller’s then current base salary; or (iii) the Company has materially decreased Mr. Mueller’s responsibilities, authority, or duties.  However, Mr. Mueller may only terminate the EVP Agreement for good reason if the condition giving rise to good reason is not cured by the Company within 30 days after receipt of notice from Mr. Mueller. If Mr. Mueller terminates his employment for good reason, and he and the Company have executed a mutual release, the Company shall pay Mr. Mueller: (i) his then current base salary through the date of termination; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; and (iii) the lesser of (A) the remaining amount of base salary due notwithstanding termination; or (B) 30 months of Mr. Mueller’s then current base salary.  In addition, all unvested equity grants, if any, shall automatically become fully vested.

Mr. Mueller may also terminate the EVP Agreement at any time without good reason by giving the Company at least 30 days' prior written notice. In such event, Mr. Mueller shall be entitled to receive only his then current base salary through the date of termination.

Upon Mr. Mueller’s termination without cause or for good reason, the Company agrees to pay him, in a lump sum, one year's COBRA premiums for continuation of health and dental coverage in existence at the time of such termination.

In the event Mr. Mueller’s employment is terminated due to his disability, Mr. Mueller shall receive his then current base salary through the effective date of termination, and upon execution of a mutual release, the Company shall also pay Mr. Mueller: (i) if entitled to receive a bonus, a Pro-Rated Bonus; and (ii) his then current base salary, net of short term disability payments, through the earlier of: (A) the scheduled expiration date of the EVP Agreement (but in no event less than 12 months from the date of disability); or (B) the date on which  long-term disability insurance payments commence.  In addition, all unvested equity grants, if any, shall automatically become fully vested.

The EVP Agreement will automatically terminate upon Mr. Mueller’s death, in which case Mr. Mueller’s heirs and assigns shall be entitled to receive Mr. Mueller’s then current base salary through the effective date of termination. Upon execution of a mutual release, the Company shall pay Mr. Mueller’s heirs or assigns a Pro-Rated Bonus, if entitled to receive a bonus, and all unvested equity grants, if any, shall automatically become fully vested.

In the event of a termination of Mr. Mueller’s employment by the Company without cause  or by Mr. Mueller for good reason, all within 180 days of a consummation of a change in control of the Company, and provided that Mr. Mueller and the Company execute a mutual release, Mr. Mueller shall be entitled to receive (i) his then current base salary through the effective date of such termination; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; (iii) a lump sum payment equal to 30 months of his then current base salary plus an amount equal to the cash bonus paid to Mr. Mueller in the prior calendar year, if any; and (iv) full vesting of all unvested equity grants, if any. For purposes of the EVP Agreement, a change in control shall mean an event or series of events by which: (i) any person or group becomes the beneficial owner, directly or indirectly, of 51% or more of the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis; (ii) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (iii) any person shall have acquired, by contract or otherwise, control over the equity securities of the Company entitled to vote for members of the Board on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities; or (iv) the Company sells or transfers all or substantially all of its properties and assets.

The EVP Agreement subjects Mr. Mueller to specified non-competition and non-solicitation obligations for a period of two years following the termination of Mr. Mueller’s employment for any reason.

The Company agreed to endeavor with reasonable efforts to obtain a release of all of Mr. Mueller’s personal guarantees of obligations of the Company.  To the extent Company is unable to obtain such releases of personal guarantees, Company shall indemnify and reimburse Mr. Mueller for the amount Mr. Mueller pays for any such obligations.

The foregoing summary of the EVP Agreement is qualified in its entirety by reference to the EVP Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description of Exhibit
10.1	Executive Employment Agreement, executed August 15, 2017.
99.1	Press release of Peak Resorts, Inc., dated as of August 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2017

PEAK RESORTS, INC. (Registrant)

By:	/s/ Timothy D. Boyd
Name:	Timothy D. Boyd
Title:	President and Chief Executive Officer